SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Cohen & Steers Realty Shares, Inc.

Cohen & Steers Global Infrastructure Fund, Inc.

Cohen & Steers Institutional Global Realty Shares, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Cohen & Steers Funds

ProxyLite message for Targeted Unvoted Population:

Hello, this is Joe Harvey, President of Cohen & Steers and Director of the Cohen & Steers Funds.

As a stockholder of the Cohen & Steers Funds, we need your help. The annual meeting of stockholders of the Cohen & Steers Funds is scheduled for December 17, 2015, and our records indicate that we have not yet received your vote.

Please take a moment to let your voice be heard.  Failure to secure sufficient votes for the items on the agenda may result in additional costly solicitation efforts and could delay the important business of the Funds.

Please help us by casting your vote today. You may reach us by calling our toll free number at 1-855-

601-2250. The Cohen & Steers Funds appreciate your cooperation and prompt attention to this matter.

Thank you for your time and have a great day.